Exhibit 99.1
JOINT FILER INFORMATION

NAME:                         Frost-Nevada Investments Trust
ADDRESS:                        4400 Biscayne Blvd
                                Miami, FL 33137

Designated Filer:                Phillip Frost, M.D.
Issuer and Ticker Symbol:         Continucare Corporation. (CNU)
Date of Event Requiring
Statement:                        April 22, 2004

FROST-NEVADA INVESTMENTS TRUST
        by:    /s/ Phillip Frost, M.D.
                  Phillip Frost, M.D., Trustee
JOINT FILER INFORMATION

NAME:                         Frost Gamma Investments Trust
ADDRESS:                        4400 Biscayne Blvd
                                Miami, FL 33137

Designated Filer:                Phillip Frost, M.D.
Issuer and Ticker Symbol:         Continucare Corporation. (CNU)
Date of Event Requiring
Statement:                        April 22, 2004

FROST GAMMA INVESTMENTS TRUST
        by:       /s/ Phillip Frost, M.D.
                     Phillip Frost, M.D., Trustee